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                                                                    EXHIBIT 99.8
                          NOMINEE HOLDER CERTIFICATION

                              CALAVO GROWERS, INC.

                                 RIGHTS OFFERING

                        1,000,000 SHARES OF COMMON STOCK

THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OF THE COMMON STOCK OF CALAVO GROWERS, INC. ("COMMON STOCK") TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE WITH RESPECT TO RIGHTS AS TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED. THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION WARRANT AND COMPLIANCE WITH OTHER APPLICABLE TERMS AND CONDITIONS OF THE RIGHTS OFFERING.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF CALAVO GROWERS, INC. DATED [_______________], 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM U.S. STOCK TRANSFER CORPORATION.

THIS NOMINEE HOLDER CERTIFICATION IS VOID UNLESS RECEIVED BY U.S. STOCK TRANSFER CORPORATION WITH PAYMENT IN FULL PRIOR TO 5:00 P.M., PACIFIC DAYLIGHT TIME, ON [__________________], 2002, UNLESS SUCH EXPIRATION DATE IS EXTENDED BY CALAVO GROWERS, INC. IN ITS SOLE DISCRETION.

        1. The undersigned hereby certifies to Calavo Growers, Inc. and U.S. Stock Transfer Corporation, as the subscription agent, that it is a broker, dealer, commercial bank, trust company, or other nominee that held Common Stock on [_______], 2002 for the account of one or more beneficial owners. The undersigned also certifies that, on behalf of one or more of such persons, it has either (i) exercised the basic subscription privilege with respect to its rights (each term as described in the Prospectus) and delivered the subscription warrant evidencing such exercised rights to U.S. Stock Transfer Corporation or
(ii) delivered to U.S. Stock Transfer Corporation the notice of guaranteed delivery described in the Prospectus with respect to the exercise of the basic subscription privilege and will timely deliver the subscription warrant called for in the notice of guaranteed delivery to U.S. Stock Transfer Corporation.

        2. The undersigned hereby exercises the oversubscription privilege described in the Prospectus to purchase, to the extent available and subject to proration upon the terms and conditions described in the Prospectus, [_______] shares of Common Stock and certifies to Calavo Growers, Inc. and U.S. Stock Transfer Corporation that the oversubscription privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privileges under the rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

        3. The undersigned understands that payment of the subscription price of $5.00 per share of Common Stock subscribed for pursuant to the basic subscription privilege and oversubscription privilege must be received by U.S. Stock Transfer Corporation before 5:00 p.m., Pacific Daylight Time,



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on [_______], 2002, unless such expiration date is extended by Calavo Growers,
Inc. in its sole discretion, and represents that such payment, in the aggregate amount of $[_______], is being delivered to U.S. Stock Transfer Corporation, or previously has been delivered to U.S. Stock Transfer Corporation, in the following manner (check appropriate line):

                              wire transfer;
                        -----

                              certified or cashier's check drawn on a U.S. bank;
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                              U.S. postal or express money order; or
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                              personal check drawn on a U.S. bank.
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        4. The undersigned understands that, (i) in the event it is not allocated the full amount of shares under the oversubscription privilege exercise stated in paragraph 2 above, any excess payment will be mailed to it, without interest, by U.S. Stock Transfer Corporation as provided in the Prospectus, and (ii) if oversubscription requests exceed available shares, the available shares are to be allocated pro rata among the persons for whom the undersigned is exercising oversubscription privileges based on the number of shares that each such person purchased under the basic subscription privilege, as described in the Prospectus.

Dated:
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Print Name of Nominee Holder

By:
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Print Signer's Name:
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Print Title:
           -------------------------------------

Contact Name:
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Contact Phone Number:
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